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                                                                  EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of insci-statements.com,corp of our report dated May 18, 1999, except for the merger as discussed in note 2 at to which the date is December 10, 1999, relating to the financial statements of insci-statements.com, corp for the year ended March 31, 1999 which appears in the Company's fiscal 2000 Form 10KSB filing.

We also consent to the reference made to our firm under the caption "Experts" in the prospectus.

                                               /s/  Pannell Kerr Forster PC
New York, NY
August 28, 2000